Exhibit 10.1

Portions of this exhibit marked as “[***]” have been excluded because they are both not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT
TO THE LICENSE AGREEMENT OF SEPTEMBER 20, 2013

This amendment agreement (hereinafter referred to as the “Amendment”) is made and executed as of this 9th day of October, 2020 (“Effective Date of Amendment”) by and between:

Orion Corporation, Business Identity Code 1999212-6, a company registered under the laws of Finland and having its principal office at Orionintie 1, 02200 Espoo, Finland (hereinafter referred to as “Orion”); and

Tenax Therapeutics, Inc., Business Identity Code 26-2593535, a company registered under the laws of the State of Delaware, and having its principal office at ONE Copley Parkway, Suite 490, Morrisville, NC 27560, USA (hereinafter referred to as “Licensee”).

Orion and Licensee are collectively referred to herein as the “Parties” and each individually as a “Party”.

WHEREAS,
this Amendment pertains to that certain agreement titled “License Agreement” and existing between the Parties and dated September 20, 2013 (hereinafter referred to as the “Agreement”); and

WHEREAS,
it is the intention of the Parties to amend the Agreement by, inter alia, adding a certain orally administered Levosimendan product as well as a subcutaneously administered Levosimendan product (as both having been defined in more detail herein) to the scope of the Agreement and to modify the term of the Agreement on the terms and conditions set out hereinafter.

NOW, THEREFORE, the Parties, in consideration of the premises and of the mutual agreement, covenants and conditions hereinafter set forth, hereby agree and convene as follows:

1
TERMS USED IN THIS AMENDMENT

1.1
Unless otherwise explicitly agreed herein, all capitalized terms used herein shall have the same meaning as given to them under the Agreement.

2
AMENDMENTS AND CLARIFICATIONS TO THE AGREEMENT

2.1
The following pharmaceutical product shall be referred to as the “Oral Product” under this Amendment and the Agreement:

o
The orally administered pharmaceutical product in capsule formulation, containing Levosimendan as an active pharmaceutical ingredient and having a strength of 1mg/capsule, the composition of which has been described in Schedule 1 to this Amendment (attached hereto).

2.2
The following pharmaceutical product shall be referred to as the “Modified Oral Product” under this Amendment and the Agreement:

o
An orally administered pharmaceutical product in solid dosage form, containing Levosimendan as an active pharmaceutical ingredient, which deviates from the Oral Product solely in terms of its excipients and/or strength of the active pharmaceutical ingredient.

2.3
The following pharmaceutical product shall be referred to as the “Subcutaneously Administered Product” under this Amendment and the Agreement:

o
A subcutaneously administered injectable pharmaceutical product containing Levosimendan as an active pharmaceutical ingredient.

2.4
The definition of “Development” under the Agreement shall be replaced with the following:

o
“Development” means any and all technical formulation development, as well as any and all pre-clinical and clinical development activities reasonably related to the submission of information to a Regulatory Authority and other activities related to obtaining Regulatory Approval for the Product in the Field in the Territory, but excluding Commercialization activities. When used as a verb, “Develop” means to engage in Development.

2.5
The Oral Product, the Modified Oral Product and the Subcutaneously Administered Product shall be added to the definition of the “Product” under the Agreement. However, notwithstanding the foregoing, no manufacturing or supply obligations of Orion with respect to the Product under the Agreement shall be applicable to the Modified Oral Product or the Subcutaneously Administered Product, unless the Parties separately agree otherwise.

2.6
For purposes of this Amendment and the Agreement, the “Phase III Study” shall mean the phase III study to be conducted by Licensee in respect of the Product and initiated before the end of 2022 and completed before the end of 2026.

2.7
Solely with respect to the Oral Product, the Modified Oral Product and the Subcutaneously Administered Product, the “Field” shall be restricted to mean:

o
The use of the Oral Product, the Modified Oral Product and the Subcutaneously Administered Product solely for Type 2 pulmonary hypertension in heart failure patients with preserved ejection fraction (PH-HFpEF), or other pulmonary hypertension or heart failure related indications, or any other human indication for which the Oral Product, the Modified Oral Product or the Subcutaneously Administered Product (as applicable) has been registered in the Territory by Licensee on the basis of the results of the Phase III Study.

2.8
Solely with respect to the Oral Product, Orion undertakes to provide to Licensee any relevant CMC (chemistry, manufacture and controls) and safety data relating to the Oral Product generated by or for Orion that are in Orion’s possession or control. For clarity, Orion shall be under no obligation to generate any additional data or documentation for the purposes of the Agreement and the rights and licenses granted to Licensee thereunder. Moreover, upon Licensee’s request, Orion may, at Orion’s sole discretion, provide to Licensee scientific support and advice in relation to the Oral Product to a reasonable extent, in which case Licensee shall reimburse Orion for any out-of-pocket expenses paid to third parties and incurred by Orion in connection therewith. The practicalities relating to such possible provision of scientific support and advice shall be separately agreed upon by the Parties.

2.9
Solely with respect to the Oral Product, the Modified Oral Product and the Subcutaneously Administered Product, Section 7.8 and Section 8.9 of the Agreement shall not be applicable. Instead, the provisions under Exhibit D (Key Terms For The Supply Agreement – Development) and Exhibit E (Key Terms For The Supply Agreement – Commercial) shall as such apply to the deliveries of the Oral Product (but not, for clarity, of the Modified Oral Product or the Subcutaneously Administered Product) by Orion to Licensee; however, subject to the following amendments to the Agreement:

i.
Orion shall have the right and the obligation to supply the required amounts of the Oral Product as well as the respective Placebo-Product to Licensee for the Phase III Study. Orion shall charge a transfer price from Licensee in respect of such supplies of the Oral Product and the Placebo-Product corresponding to [***], respectively.

ii.
Orion shall have the right but not the obligation to supply the Oral Product to Licensee for Commercialization in the Territory (the “Supply Option”). In the event Orion uses the Supply Option, the Parties shall separately negotiate on such supply of the Oral Product, it being agreed that Orion may not require a higher transfer price for the Oral Product than [***]. In the event Orion has chosen not to supply the Oral Product to Licensee for Commercialization in the Territory, Orion undertakes to arrange the transfer of the relevant manufacturing information and know-how in respect of the Oral Product existing in Orion’s possession to Licensee, or a Third Party manufacturer appointed by Licensee for such purpose (the “Technical Transfer”). The costs and expenses of such Technical Transfer incurred by Orion shall be borne by the Parties in equal shares. Following such Technical Transfer, Orion may, at Licensee’s sole discretion, supply Levosimendan to Licensee (or a Third Party manufacturer appointed by Licensee) at a supply price mutually agreed upon. In the event Orion chooses not to use the Supply Option, Orion shall notify Licensee thereof in writing at the latest before the end of 2021. Further, if Orion does use the Supply Option, Orion shall provide a minimum of twenty-four (24) months advance notice to Licensee if Orion intends to terminate its supplies of the Oral Product to Licensee. For the avoidance of doubt, in the event of Orion not having used the Supply Option or Orion having terminated its supplies of the Oral Product to Licensee, Licensee may source the Oral Product from a Third Party manufacturer. For clarity, the Modified Oral Product and the Subcutaneously Administered Product are not covered by the Supply Option, and, Licensee is entitled to source the Modified Oral Product and the Subcutaneously Administered Product from a Third Party manufacturer accordingly.

2.10
Subsection 4.1.1 of the Agreement, pertaining to the royalty payments on Net Sales in Territory, shall be replaced with the following:

4.1.1
During the Term:

(a)
[***] of Annual Net Sales of the Product in the Territory during the relevant Calendar Year [***]; and

(b)
[***] of Annual Net Sales of the Product in the Territory during the relevant Calendar Year [***].

2.11
Solely with respect to the Oral Product, the Modified Oral Product and the Subcutaneously Administered Product, the Product Trademark shall be defined to mean the following:

o
A trademark other than Simdax® selected by the Parties, to be registered and owned by Orion to be used for the Oral Product, the Modified Oral Product or the Subcutaneously Administered Product (as applicable) in the Territory.

2.12
Section 16.1 (Term) of the Agreement shall be replaced with the following:

o
16.1 Term. This Agreement shall become binding upon the Effective Date and shall continue thereafter in full force and effect, unless terminated sooner pursuant to this Section 16, for ten (10) years after the launch of the Product in the Territory; provided, however, that, to the extent any of the Orion Patent Rights continue in existence in any country in the Territory at the end of such ten (10) year period, this Agreement shall continue in full force and effect on a country-by-country basis until the expiration of such Orion Patent Rights (the “Term”). For purposes of this Agreement, the Product shall be considered launched upon the occurrence of the first commercial sale of the Product by Licensee to a Third Party in an arm’s length transaction following the grant of the Regulatory Approval for the Product in the United States of America by the FDA or in Canada by the relevant Regulatory Authority. However, notwithstanding the foregoing, in the event no Regulatory Approval for the Product has been granted in the United States of America on or before September 20, 2028, either Party shall have the right to terminate this Agreement with immediate effect by notifying the other Party thereof in writing.

2.13
For the avoidance of doubt, any product containing the proprietary chemical entity of Orion, which has been previously known as [***] and is currently identified by Orion by [***], and whose chemical composition is [***] shall not constitute a Product or a Line Extension Product under the Agreement.

3
EFFECTIVE DATE

3.1
The amendments to the Agreement agreed upon herein shall become effective as of the Effective Date of Amendment.

4
OTHER PROVISIONS

4.1
For the avoidance of doubt it is stated that except for what has been stipulated herein above, all other terms and conditions of the Agreement will remain unchanged.

4.2
The terms and conditions of the Agreement with regard to the choice of law and dispute resolution will apply to this Amendment.

***Balance of page left blank. Signature page follows.***

IN WITNESS WHEREOF, the Parties, through their authorized representatives, have executed two (2) identical counterparts of this Amendment.

Orion Corporation
By:	/s/ Satu Ahomäki	By:	/s/ Jukka Muhonen
Name:	Satu Ahomäki	Name:	Jukka Muhonen
Title:	Senior Vice President, Commercial Operations	Title:	Director / Global Business Development and Alliance Management
Tenax Therapeutics, Inc.
By:	/s/ Anthony DiTonno	By:	/s/ Michael Jebsen
Name:	Anthony Ditonno	Name:	Michael Jebsen
Title:	CEO	Title:	CFO/President

SCHEDULE 1
to the Amendment to the License Agreement of September 20, 2013

Description of the composition of the Oral Product:

Component	Quantity (mg/capsule)
Levosimendan	1.0
[***]	[***]
[***]	[***]
[***]	[***]
[***]capsule[***]	1 capsule

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